EXECUTION VERSION

                              SEVENTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of June 30, 1998, is entered into by and among:

                  (1)  BELL  MICROPRODUCTS,   INC.,  a  California   corporation
        ("Borrower");

                  (2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below (collectively, the "Banks"); and

                  (3)  SUMITOMO  BANK  OF  CALIFORNIA,   a  California   banking
         corporation, as agent for the Banks (in such capacity, "Agent").


                                    RECITALS

         A. Borrower, the Banks and Agent are parties to a Second Amended and Restated Credit Agreement dated as of May 23, 1995, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of June 25, 1996, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of September 30, 1996, as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of June 17, 1997, as further amended by that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of September 1, 1997, as further amended by that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of November 7, 1997, and as further amended by that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of March 31, 1998 (as so amended, the "Credit Agreement").

         B. Borrower has requested the Banks Agent to amend the Credit Agreement in certain respects and to waive an Event of Default which has occurred or will occur under the Credit Agreement.

         C. The Banks and Agent are willing so to amend the Credit Agreement and to provide such waiver upon the terms and subject to the conditions set forth below.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks and Agent hereby agree as follows:


         1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the

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Credit  Agreement,  as amended by this Amendment.  The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.


         2. Amendment to Credit Agreement. Subject to the satisfaction of the conditions set forth in Paragraph 4 below, Subparagraph 2.01(a) of the Credit Agreement is hereby amended by changing the definition of "Revolving Loan Maturity Date" set forth therein from "May 31, 1999" to "July 31, 1999".

         3. Waiver. The Banks hereby waive through August 31, 1998 only any Event of Default arising under Paragraph 6.01 arising from Borrower's failure to observe the Interest Coverage Ratio requirement set forth in clause (v) of Subparagraph 5.02(m) during the consecutive four quarter period ending on June 30, 1998 provided that Borrower's Interest Coverage Ratio during the three month period ending on June 30, 1998 was not less than 1:50 to 1:00.

         4. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in Paragraph 2 above and the waiver set forth in Paragraph 3 above, the following will be true and correct on the Effective Date (as defined below):

                  (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement are true and correct in all material respects;

                  (b) No Default or Event of Default has occurred and is continuing; and

                  (c) Each of the Credit Documents is in full force and effect.

(Without limiting the scope of the term "Credit Documents," Borrower expressly acknowledges in making the representations and warranties set forth in this Paragraph 4 that, on and after the date hereof, such term includes this Amendment.)


         5. Effective Date. The amendments effected by Paragraph 2 above and the waiver effected by Paragraph 3 above shall become effective on June 30, 1998 (the "Effective Date"), subject to receipt by Agent and the Banks on or prior to the Effective Date of the following, each in form and substance satisfactory to Agent, the Banks and their respective counsel:

                  (a) This Amendment duly executed by Borrower, each Bank and Agent; and

                  (b) Such other  evidence  as Agent or any Bank may  reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Credit Documents.


         6. Effect of this Amendment. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the

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

Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Banks or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.


         7.       Miscellaneous.

                  (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.


         IN WITNESS WHEREOF, Borrower, Agent and the Banks have caused this Amendment to be executed as of the day and year first above written.

                                    BELL MICROPRODUCTS INC.


                                    By: /s/ Bruce M. Jaffe
                                        ------------------------------
                                        Name: Bruce M. Jaffe
                                        Title: Sr. VP of Finance &
                                        Operations and CFO


                                    SUMITOMO BANK OF CALIFORNIA,
                                    As Agent


                                    By: /s/ S.C. Bellicini
                                        ------------------------------
                                        Name: S.C. Bellicini
                                        Title: V.P./Deputy Manager


                                    By: /s/ F. Clark Warden
                                        ------------------------------
                                        Name: F. Clark Warden
                                        Title: Sr. V.P.



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


                                    SUMITOMO BANK OF CALIFORNIA,
                                    As Issuing Bank


                                    By: /s/ S.C. Bellicini
                                        ------------------------------
                                        Name: S.C. Bellicini
                                        Title: V.P./Deputy Manager


                                    By: /s/ F. Clark Warden
                                        ------------------------------
                                        Name: F. Clark Warden
                                        Title: Sr. V.P.



                                    SUMITOMO BANK OF CALIFORNIA, As a Bank


                                    By: /s/ S.C. Bellicini
                                        ------------------------------
                                        Name: S.C. Bellicini
                                        Title: V.P./Deputy Manager


                                    By: /s/ F. Clark Warden
                                        ------------------------------
                                        Name: F. Clark Warden
                                        Title: Sr. V.P.


                                    UNION BANK OF CALIFORNIA, N.A., As a Bank


                                    By: /s/ Frank Gwynn
                                        ------------------------------
                                        Name: Frank Gwynn
                                        Title: Vice President &
                                                  Regional Manager

                                    By:__________________________________
                                         Name:
                                         Title:



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


                                    BANKBOSTON, N.A., As a Bank


                                    By: /s/ John B. Desmond
                                        ------------------------------
                                        Name: John B. Desmond
                                        Title: Vice President


                                    COMERICA BANK-CALIFORNIA, As a Bank


                                    By: /s/ Scott W. Smith
                                        ------------------------------
                                        Name:
                                        Title:


                                    THE SUMITOMO BANK, LIMITED, As a Bank


                                    By: /s/ J.H. Broadley
                                        ------------------------------
                                        Name: J.H. Broadley
                                        Title: Vice President N.Y. Office


                                    By: /s/ Brian M. Smith
                                        ------------------------------
                                        Name: Brian M. Smith
                                        Title: Senior Vice President &
                                               Regional Manager (East)


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